BANKBOSTON CREDIT CARD MASTER TRUST

                 CREDIT CARD RECEIVABLES FUNDING CORPORATION
                                 (Transferor)

                    BANKBOSTON (NH), NATIONAL ASSOCIATION
                                  (Servicer)

                            UNDERWRITING AGREEMENT
                               (Standard Terms)

                                                  ________, 1997

          Merrill Lynch & Co.
          As Representative of the Several Underwriters
          Merrill Lynch, Pierce, Fenner & Smith
                            Incorporated
          World Financial Center
          North Tower
          New York, NY  10281

          Ladies and Gentlemen:

               Credit Card Receivables Funding Corporation, a Delaware corporation (the "Company"), proposes to cause the BankBoston Credit Card Master Trust (the "Trust") to issue the Asset Backed Certificates designated in the applicable Terms Agreement (as hereinafter defined) (the "Certificates"). The Certificates will be issued pursu-ant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Company, as Transfer-or, BankBoston (NH), National Association (the "Bank"), as Servicer (the "Servicer"), and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Series Supplement having the date stated in the applica-ble Terms Agreement, between the Company, as Transferor, the Bank, as Servicer and the Trustee (the "Supplement"). The assets of the Trust will include, among other things, Receivables (as defined herein) transferred to the Compa-ny and subsequently transferred by the Company to the Trust pursuant to the Pooling and Servicing Agreement. The Series of Certificates designated in the applicable Terms Agreement among the Company, the Bank and the Representative of the several Underwriters will be sold in a public offering through the underwriters listed on
          Schedule I to the applicable Terms Agreement, one or more of which may act as representative of such underwriters (any underwriter through which Certificates are sold shall be referred to herein as an "Underwriter" or, collectively, all such Underwriters may be referred to as the "Underwriter"; any representatives thereof may be referred to herein as a "Representative"). Certificates of any Series sold to the Underwriters shall be sold pursuant to a Terms Agreement by and among the Company, the Bank and the Underwriter, a form of which is attached hereto as Exhibit A (a "Terms Agreement"), which incor-porates by reference this Underwriting Agreement (the "Agreement"). Any Series of Certificates sold pursuant to any Terms Agreement may include the benefits of a letter of credit, cash collateral guaranty or account, collateral interest, surety bond, insurance policy, spread account, reserve account, yield supplement account or other similar arrangement for the benefit of the Certificateholders of such Series ("Credit Enhancement"). With respect to any such Credit Enhancement, the Bank may enter into an agreement (the "Credit Enhancement Agree-ment") by and between the Bank and the provider of the Credit Enhancement (the "Credit Enhancement Provider"). The term "applicable Terms Agreement" means the Terms Agreement executed in connection with the sale to the Underwriter of a Series of Certificates. Each Certifi-cate will represent a specified percentage undivided interest in the Trust. The assets of the Trust include, among other things, certain amounts due on a portfolio of MasterCard and VISA revolving credit card accounts of the Bank (the "Receivables"), and the benefit of the Credit Enhancement, if any. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. Unless otherwise stated herein or in the applicable Terms Agreement, as the context otherwise requires or if such term is otherwise defined in the Pooling and Servicing Agreement, each capitalized term used or defined herein or in the applicable Terms Agree-ment shall relate only to the Series of Certificates designated in the applicable Terms Agreement and no other Series of Asset Backed Certificates issued by the Trust.

               Whenever the Company determines to make an offering of Certificates, the Company and the Bank will enter into a Terms Agreement providing for the sale of the applica-ble Certificates to, and the purchase and offering there-of by, the Underwriters. The Terms Agreement relating to the Certificates shall specify the type of Certificates to be issued, the names of the Underwriters participating in such offering (subject to substitution as provided in Section 10 hereof), the number of Certificates which each such Underwriter severally agrees to purchase, the price at which the Certificates are to be purchased by the Underwriters from the Company, the initial public offer-ing price, the time and place of delivery and payment and other specific terms. The Terms Agreement may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Certificates will be governed by this Agree-ment, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Company, the Bank and each Underwriter participating in the offering of such Certificates.

               Section 1.  Representations and Warranties.   (a)
          The Company and the Bank, each only as to itself, repre-sents and warrants to and agrees with the Underwriters that:

                    (i)  The Company has prepared and filed with
               the Securities and Exchange Commission (the "Commis-sion") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (col-lectively, the "1933 Act"), a registration statement on Form S-3 (having the registration number stated in the applicable Terms Agreement), including a form of prospectus, relating to the Certificates. Such registration statement, as amended at the time it was declared effective by the Commission, including all material incorporated by reference therein, and all information contained in any Additional Regis-tration Statement (as defined herein) and deemed to be part of such registration statement as of the time such Additional Registration Statement (if any) was declared effective by the Commission pursuant to the General Instructions of the Form on which it was filed and including all information (if any) deemed to be a part of such registration statement as of the time it was declared effective by the Commission pursuant to Rule 430A(b) ("Rule 430A(b)") under the 1933 Act (such registration statement, the "Initial Registration Statement") has been declared effective by the Commission. If any post-effective amendment has been filed with respect to the Initial Registra-tion Statement, prior to the execution and delivery of the applicable Terms Agreement, the most recent such amendment has been declared effective by the Commission. If (i) an additional registration statement, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) deemed to be a part of such additional registration statement pursuant to Rule 430A(b) (the "Additional Registration Statement") relating to the Certifi-cates has been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the 1933 Act and, if so filed, has become effective upon filing pursu-ant to Rule 462(b), then the Certificates have been duly registered under the 1933 Act pursuant to the Initial Registration Statement and such Additional Registration Statement or (ii) an Additional Regis-tration Statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to Rule 462(b), then upon such filing the Certificates will have been duly registered under the 1933 Act pursuant to the Initial Registration Statement and such Additional Registration Statement. If the Company does not propose to amend the Initial Registration Statement or, if an Additional Registration Statement has been filed and the Company does not propose to amend it and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of the applicable Terms Agreement, the most recent amendment (if any) to each such registration state-ment has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the 1933 Act or, in the case of any Additional Registration Statement, Rule 462(b). The Initial Registration Statement and any Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement." Copies of the Registration Statements, together with any post-effective amendments, have been furnished to the Underwriters. The Bank proposes to file with the Commission pursuant to Rule 424 ("Rule 424") under the 1933 Act a supplement (the "Prospectus Supplement") to the form of prospectus included in a Registration Statement (such prospectus, in the form it appears in a Registration Statement or in the form most recently revised and filed with the Com-mission pursuant to Rule 424 is hereinafter referred to as the "Basic Prospectus") relating to the Cer-tificates and the plan of distribution thereof. The Basic Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the "Final Prospectus." Except to the extent that the Repre-sentative shall agree to a modification, the Final Prospectus shall be in all substantial respects in the form furnished to the Underwriters prior to the execution of the relevant Terms Agreement, or to the extent not completed at such time, shall contain only such material changes as the Company has ad-vised the Representative, prior to such time, will be included therein. Any preliminary form of the Prospectus Supplement which has heretofore been filed pursuant to Rule 424 is hereinafter called a "Preliminary Final Prospectus;"

                    (ii) The Initial Registration Statement, in-
               cluding such amendments thereto as may have been required on the date of the applicable Terms Agree-ment, and the Additional Registration Statement (if any), relating to the Certificates, have been filed with the Commission and such Initial Registration Statement as amended, and the Additional Registra-tion Statement (if any), have become effective. No stop order suspending the effectiveness of the Initial Registration Statement or the Additional Registration Statement (if any) has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Bank, threatened by the Commission;

                    (iii)     The Initial Registration Statement
               conforms, and any amendments or supplements thereto and the Final Prospectus will conform, in all mate-rial respects to the requirements of the 1933 Act, and do not and will not, as of the applicable effec-tive date as to the Initial Registration Statement and any amendment thereto, as of the applicable filing date as to the Final Prospectus and any supplement thereto, and as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Additional Registration Statement (if any) and the Initial Registration Statement conform, in all material respects, to the requirements of the 1933 Act, and do not and will not, as of the applicable effective date as to the Additional Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not mis-leading; provided, however, that this representation and warranty shall apply only during the period that a prospectus relating to the Certificates is re-quired to be delivered under the 1933 Act by dealers in connection with the initial public offering of such Certificates (such period being hereinafter sometimes referred to as the "prospectus delivery period"); provided, further, that this representa-tion and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company or the Bank by or on behalf of an Underwriter spe-cifically for use in connection with the preparation of a Registration Statement and the Final Prospec-tus;

                    (iv) The Company is a corporation duly orga-
               nized, validly existing and in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified as a foreign corporation and duly autho-rized to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases property of a nature, or transacts busi-ness of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company;

                    (v) The Bank is a national banking association duly organized, validly existing and in good stand-ing under the laws of the United States, with corpo-rate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified as a foreign corporation and duly authorized to transact business and is in good standing under the laws of each jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Bank;

                    (vi) This Agreement has been duly authorized,
               executed and delivered by the Company or the Bank, as applicable; and upon execution and delivery of each Terms Agreement by the Company or the Bank, as applicable, such Terms Agreement shall have been duly authorized, executed and delivered by the Company or the Bank;

                    (vii)     As of the Closing Date (as defined in
               Section 2(a)), the representations and warranties of the Company, as Transferor, or the Bank, as Servicer, as applicable, in the Pooling and Servic-ing Agreement and the Supplement will be true and correct in all material respects;

                    (viii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Inden-ture Act"), and the Trust is not required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act");

                    (ix) The Certificates have been duly autho-
               rized, and, when issued and delivered pursuant to the Pooling and Servicing Agreement and the Supple-ment, duly authenticated by the Trustee and paid for by the Underwriters in accordance with the terms of this Agreement and the applicable Terms Agreement, will be duly and validly executed, issued and deliv-ered and entitled to the benefits provided by the Pooling and Servicing Agreement and the Supplement; each of the Pooling and Servicing Agreement and the Supplement have been duly authorized by each of the Company and the Bank and, when executed and deliv-ered by the Company, as Transferor, and the Bank, as Servicer, each of the Pooling and Servicing Agree-ment and the Supplement will (assuming due execution and delivery by the Trustee) constitute a valid and binding agreement of the Company or the Bank, as applicable; the Certificates, the Pooling and Ser-vicing Agreement and the Supplement conform to the descriptions thereof in the Final Prospectus in all material respects; and, if applicable, when executed by the Company, as Transferor, the Credit Enhance-ment Agreement will (assuming due execution and delivery by the Trustee and Credit Enhancement Provider) constitute a valid and binding agreement of the Company;

                    (x) Each authorization, approval, consent or license of any government, governmental instrumen-tality or court, domestic or foreign (other than under the 1933 Act and the securities or blue sky laws of the various states), which is required for
               (A) the valid authorization, issuance, sale and delivery of the Certificates or (B) the execution, delivery or performance of this Agreement, the applicable Terms Agreement, the Pooling and Servic-ing Agreement, the Supplement, or the Credit En-hancement Agreement by the Company or the Bank, as applicable, has been received;

                    (xi) No consent, approval, authorization or
               order of, or filing with, any court or governmental agency or body is required to be obtained or made by the Company or the Bank, as applicable, for the consummation of the transactions contemplated by this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement or the Supplement, except such as have been obtained and made under the 1933 Act, such as may be required under state secu-rities laws and the filing of any financing state-ments required to perfect the Trust's interest in the Receivables;

                    (xii) Neither the Company nor the Bank is in default in the performance or observance of any obligation, agreement, covenant or condition con-tained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instru-ment to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Bank, as applicable. The execution and delivery of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement by the Company or the Bank, as applicable, the issuance and delivery of the Certificates, the consummation by the Company or the Bank, as applicable, of the transactions contemplated in this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Registration Statement, and compliance by each of the Company and the Bank with the terms of this Agreement, the applicable Terms Agreement, the Pooling and Servicing Agreement, the Supplement and the Credit Enhancement Agreement have been duly authorized by all necessary corporate action on the part of the Company or the Bank, as applicable, and do not and will not result in any violation of the charter or by-laws of the Company or the Bank, as applicable, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Bank, as applicable, under (A) any indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or the Bank, as applicable, is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumental-ity or court, domestic or foreign, having jurisdic-tion over the Company or the Bank, as applicable, or any of their respective properties except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company or the Bank, as applicable;

                    (xiii)      Except as disclosed in the Final
               Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumen-tality or court, domestic or foreign, now pending or, to the knowledge of Company or the Bank, as applicable, threatened against or affecting the Company or the Bank, as applicable, that is required to be disclosed in the Final Prospectus or that, in the final outcome, could, in the judgment of the Company or the Bank, as applicable, result in any material adverse change in the condition (financial or otherwise), earnings, business affairs or busi-ness prospects of the Company or the Bank, as appli-cable, or that could materially and adversely affect the properties or assets of the Company or the Bank, as applicable, or that could adversely affect the consummation of the transactions contemplated in this Agreement; the aggregate liability or loss, if any, resulting from the final outcome of all pending legal or governmental proceedings to which the Company or the Bank, as applicable, is a party or which affect any of its respective properties that are not described in the Final Prospectus, including ordinary routine litigation incidental to its busi-ness, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Compa-ny or the Bank, as applicable; and

                    (xiv) None of the Bank, the Company or any of their respective affiliates does business with the government of Cuba or with any person or affili-ate located in Cuba within the meaning of Section 517.075, Florida Statutes.

               (b) Any certificate signed by any duly authorized officer of the Company or the Bank and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or the Bank, as applicable, to each Underwriter as to the matters covered thereby.

               Section 2. Purchase and Sale. (a) The several commitments of the Underwriters to purchase Certificates pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warran-ties herein contained and shall be subject to the terms and conditions herein set forth. It is understood that the several Underwriters propose to offer the Certifi-cates for sale to the public, which may include selected dealers, as set forth in the Final Prospectus.

                    Unless otherwise provided in the applicable
          Terms Agreement, payment for Certificates shall be made to the Company or to its order by wire transfer of same day funds at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York at 10:00 A.M., New York City time, on the Closing Date (as hereinafter defined) specified in the Terms Agreement, or at such other time on the same or such other date as the Representative and the Bank may agree upon. The time and date of such payment for the Certificates as specified in the applica-ble Terms Agreement are referred to herein as the "Clos-ing Date." As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

                    Unless otherwise provided in the applicable
          Terms Agreement, payment for the Certificates shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Certificates registered in the name of Cede & Co. as nominee of The Depository Trust Company and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date. The Company shall make the Certifi-cates available for inspection by the Representatives in New York, New York not later than one full Business Day prior to the Closing Date.

               Section 3.  Certain Covenants of the Company.  The
          Company covenants with each Underwriter as follows:

               (a) If reasonably requested by you in connection with the offering of the Certificates, the Company will prepare a preliminary prospectus supplement containing such information concerning the Certificates as you and the Company deem appropriate, and immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement that complies with the 1933 Act and that sets forth the number or principal amount of Certificates covered thereby, the names of the Underwriters participating in the offering and the number or principal amount of Certificates which each Underwrit-er severally has agreed to purchase, the name of each Underwriter, if any, acting as representative in connec-tion with the offering, the price at which the Certifi-cates are to be purchased by the Underwriters from the Company, the initial public offering price, the selling concession and reallowance, if any, and such other infor-mation concerning the Certificates as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriters named therein as many copies of any preliminary prospectus supplement, the Basic Prospectus and the Prospectus Supplement as you shall reasonably request. In addition, to the extent that any Underwriter
          (i) has provided to the Company Collateral Term Sheets or Series Term Sheets (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file such Collateral Term Sheets or Series Term Sheets as an exhibit to a report on Form 8-K within two Business Days of its receipt thereof, or (ii) has provided to the Company Structural Term Sheets or Compu-tational Materials (each as defined below) that such Underwriter has provided to a prospective investor, the Company will file or cause to be filed with the Commis-sion a report on Form 8-K containing such Structural Term Sheet and Computational Materials, as soon as reasonably practicable after the date of this Agreement, but in any event, not later than the date on which the Final Pro-spectus is filed with the Commission pursuant to Rule 424.

               (b) If at any time when the Final Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company, to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend any Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements.

               (c) During the period when the Final Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates or during the entire period that any Class of Certificates is outstanding which were expected to be publicly-offered securities for purposes of ERISA, the Company will, subject to Section 3(d), file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

               (d) During the period between the date of the applicable Terms Agreement and the Closing Date, the Company will inform you of its intention to file any amendment to any Registration Statement, any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Prospectus, will furnish you with copies of any such amendment, supplement or other document and will not file any such amendment, supplement or other document in a form to which you or your counsel shall reasonably ob-ject.

               (e) During the period when the Final Prospectus is required by the 1933 Act to be delivered in connection with the sales of the Certificates, the Company will notify you immediately, and confirm the notice in writ-ing, (i) of the effectiveness of any amendment to any Registration Statement, (ii) of the mailing or the deliv-ery to the Commission for filing of any supplement to the Final Prospectus or any document that would as a result thereof be incorporated by reference in the Final Pro-spectus, (iii) of the receipt of any comments from the Commission with respect to any Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to any Registration Statement or any sup-plement to the Final Prospectus or for additional infor-mation relating thereto or to any document incorporated by reference in the Final Prospectus and (v) of the issuance by the Commission of any stop order suspending any effectiveness of any Registration Statement, of the suspension of the qualification of the Certificates for offering or sale in any jurisdiction, or of the institu-tion or threatening of any proceeding for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

               (f) The Company will furnish to the Representative, without charge, two copies of each Registration Statement as originally filed and of all amendments thereto, wheth-er filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and copies of all consents and certifi-cates of experts as you may reasonably request, and has furnished or will furnish to you, for each other Under-writer, one copy of each Registration Statement as origi-nally filed and of each amendment thereto.

               (g) The Company will cause the Trust to make gener-ally available to Certificateholders and to the Represen-tative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Initial Registration Statement (or, if later, the effective date of the Addi-tional Registration Statement), which shall satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder.

               (h) The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Certif-icates for offering and sale under the applicable securi-ties laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Terms Agreement applicable to such Certificates; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as provided above.

               (i) To the extent, if any, that the rating provided with respect to the Certificates by the rating agency or agencies that initially rate the Certificates is condi-tional upon the furnishing of documents or the taking of any other actions by the Company, the Company shall furnish such documents and take any such other actions.

               (j) For a period from the date of this Agreement until the retirement of the Certificates, or until such time as the Underwriters shall cease to maintain a sec-ondary market in the Certificates, whichever first oc-curs, the Company will deliver to the Underwriters (i) the annual Servicer's Certificate, (ii) the annual inde-pendent certified public accountants' reports furnished to the Trustee, (iii) all documents required to be dis-tributed to Certificateholders of the Trust and (iv) all documents filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, in each case as provided to the Trustee or filed with the Commission, as soon as such statements and reports are furnished to the Trustee or filed or, if an affiliate of the Company is not the Servicer, as soon thereafter as practicable.

               (k) Between the date of the applicable Terms Agree-ment and the Closing Date or such other date as is set forth in such Terms Agreement, the Company will not, without your prior written consent, directly or indirect-ly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, the Certificates set forth in such Terms Agreement, other than as set forth in such Terms Agreement.

               Section 4.  Payment of Expenses; Reimbursement.
          The Company and the Bank jointly and severally covenant and agree with the Underwriters that they will:

                     (a) Pay and bear all costs and expenses inci-
               dent to the performance of its obligations under this Agreement and any applicable Terms Agreement, including (i) the preparation, printing and filing of each Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus supplements and the Final Prospectus and any amendments or supple-ments thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the preparation, printing and distribution of this Agreement, the Terms Agreement, the Pooling and Servicing Agree-ment, the Supplement and the Credit Enhancement Agreement, if any, (iii) the issuance and delivery of the Certificates to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certifi-cates under the applicable securities laws in accor-dance with Section 3(i) including filing fees and reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connec-tion with any blue sky survey, (vi) any fees charged by rating agencies for rating any of the Certifi-cates and (vii) the fees and expenses incurred in connection with the listing of the applicable Cer-tificates on one or more domestic or foreign stock exchanges.

                    (b) Pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including without limitation: (i) expenses of preparing, printing and reproducing each Registration Statement, the Preliminary Final Pro-spectus, the Final Prospectus, this Agreement, the applicable Terms Agreement, the Pooling and Servic-ing Agreement, the Supplement, the Credit Enhance-ment Agreement and the Certificates, (ii) the cost of delivering the Certificates to the Underwriters,
               (iii) any fees charged by investment rating agencies for the rating of such Certificates, and (iv) the reasonable expenses and costs (not to exceed the amount specified in the applicable Terms Agreement) incurred in connection with "blue sky" qualification of the Certificates for sale in those states desig-nated by the Underwriters and the printing of memo-randa relating thereto (it being understood that, except as specified in this Section 4 and in Sec-tions 7 and 8 hereof, the Underwriters will pay all their own costs and expenses, including the cost of printing any Agreement among Underwriters, the fees of counsel to any Underwriter, transfer taxes on resale of any Certificates by them and advertising expenses connected with any offers that they may make).

                    (c) Reimburse the Underwriters named in the applicable Terms Agreement for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for such Underwriters, if such Terms Agreement is terminated by you in accor-dance with the provisions of Section 6 hereof.

                    Notwithstanding the foregoing, the Underwriters may agree to reimburse the Company and the Bank for certain expenses incurred in connection with the issuance and distribution of the Certificates of any series if so specified in the applicable Terms Agreement.

                    Section 5.  Representations and Warranties of
          the Underwriters. Each Underwriter severally represents, warrants, covenants and agrees with each of the Company and the Bank that:

                    (a)   It either (A) has not provided any po-
               tential investor with a Collateral Term Sheet (that is required to be filed with the Commission within two business days of first use under the Terms of the Public Securities Association Letter as de-scribed below), or (B) has, substantially contempo-raneously with its first delivery of such Collateral Term Sheet to a potential investor, delivered such Collateral Term Sheet to the Company, which Collat-eral Term Sheet, if any, is attached to this Agree-ment as Exhibit B.

                    (b)   It either (A) has not provided any po-
               tential investor with a Structural Term Sheet or Computational Materials, or (B) has provided any such Structural Term Sheet or Computational Materi-als to the Company, which Structural Term Sheets and Computational Materials, if any, are attached to this Agreement as Exhibit C.

                    (c)   It either (A) has not provided any po-
               tential investor with a Series Term Sheet or (B) has provided any Series Term Sheet to the Company, which Series Term Sheets, if any, are attached to this Agreement as Exhibit D.

                    (d) Each Collateral Term Sheet bears a leg-end indicating that the information contained there-in will be superseded by the description of the collateral contained in the Prospectus Supplement and, except in the case of the initial Collateral Term Sheet, that such information supersedes the information in all prior Collateral Term Sheets.

                    (e)   Each Structural Term Sheet and Series
               Term Sheet and all Computational Materials bear a legend substantially as follows (or in such other form as may be agreed prior to the date of this Agreement):

                    This information does not constitute ei-ther an offer to sell or a solicitation of an offer to buy any of the securities referred to herein. Information contained herein is confidential and provided for information only, does not purport to be complete and should not be relied upon in connection with any decision to purchase the securities. This information super-sedes any prior versions hereof and will be deemed to be superseded by any subse-quent versions including, with respect to any description of the securities or the underlying assets, the information con-tained in the final Prospectus and accom-panying Prospectus Supplement. Offers to sell and solicitations of offers to buy the securities are made only by the final Prospectus and the related Prospectus Supplement.

                    (f)   It (at its own expense) agrees to pro-
               vide to the Company any accountants' letters ob-tained relating to the Collateral Term Sheets, Structural Term Sheets and Computational Materials, which accountants' letters shall be addressed to the Company.

                    (g)   It has not, and will not, without the
               prior written consent of the Company, provide any Collateral Term Sheets, Structural Term Sheets, Series Term Sheets or Computational Materials to any investor after the date of this Agreement.

                    (h)   It has only issued or passed on and
               shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertise-ments)(Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regula-tions 1991.

                    For purposes of this Agreement, "Collateral
          Term Sheets" and "Structural Term Sheets" shall have the respective meanings assigned to them in the February 13, 1995 letter of Cleary, Gottlieb, Steen & Hamilton on behalf of the Public Securities Association (which let-ter, and the SEC staff's response thereto, were publicly available February 17, 1995). The term "Collateral Term Sheet" as used herein includes any subsequent Collateral Term Sheet that reflects a substantive change in the information presented. "Computational Materials" has the meaning assigned to it in the May 17, 1994 letter of Brown & Wood on behalf of Kidder, Peabody & Co., Inc. (which letter, and the SEC staff's response thereto, were publicly available May 20, 1994). "Series Term Sheet" has the meaning assigned to it in the April 4, 1996 letter of Latham & Watkins on behalf of Greenwood Trust Company (which letter, and the SEC staff's response thereto, were publicly available April 5, 1996).

               Section 6. Conditions of Underwriters' Obligations. Except as otherwise provided in the Terms Agreement, the obligations of the Underwriters to purchase and pay for the Certificates pursuant to any such Terms Agreement are subject to the accuracy of the representations and war-ranties of the Company and the Bank contained herein at and as of the date hereof, the date of the Terms Agree-ment, and the Closing Date or contained in certificates of any officer of the Company or the Bank delivered pursuant to the provisions hereof, to the performance by the Company and the Bank of its obligations hereunder, and the following further conditions:

               (a) At the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company or the Bank, shall be contemplated by the Commis-sion, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwrit-ers.

               (b) At the applicable Closing Date, you shall have received a signed opinion of _________________, General Counsel for each of the Company and the Bank, dated as of the Closing Date, together with signed or reproduced copies of such opinion for each of the other Underwrit-ers, in form and substance satisfactory to you or your counsel,with respect to general corporate matters.

               (c) The Underwriters shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Bank, one or more opinions, in form and substance satisfactory to the Underwriter's counsel, each dated the applicable Closing Date, with respect to the validity of the Certificates, the Initial Registration Statement, the Additional Registration Statement (if any), the Final Prospectus, certain matters of the Uni-form Commercial Code, as adopted in the State of Dela-ware, and such other related matters as the Underwriters may reasonably require, and the Company and the Bank shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass on such matters.

               (d) At the applicable Closing Date, you shall have received the favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, dated as of the applicable Closing Date, together with signed or reproduced copies of such opinion for each of the other Underwriters, the Certificates, this Agreement, the Registration Statement, the Final Prospectus, the Pooling and Servicing Agreement, the Supplement and such other related matters as you may require. In giving such opinion, such counsel may rely, as to all matters gov-erned by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, upon the opinions of counsel satisfactory you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

               (e) At the applicable Closing Date, you shall have received the favorable opinion of Emmett, Marvin & Martin, LLP, counsel for the Trustee, dated as of the applicable Closing Date, together with signed or repro-duced copies of such opinion for each of the other Under-writers with respect to such matters as you may require.

               (f) At the applicable Closing Date there shall not have been, since the date of the applicable Terms Agree-ment or since the respective dates as of which informa-tion is given in the Registration Statement, any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business pros-pects of the Company or the Bank, whether or not arising in the ordinary course of business, and you shall have received separate certificates of an authorized officer of the Company and the Bank, dated as of such Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company or the Bank, as applicable, contained in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such Closing Date,
          (iii) the Company or the Bank, as applicable, has com-plied in all material respects with all agreements and satisfied in all material respects, all conditions on its part to be complied with or satisfied at or prior to such Closing Date, and (iv) to the best knowledge of such person, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

               (g) At the date of the applicable Terms Agreement and at the Closing Date, Coopers & Lybrand L.L.P. (or such other independent public accountants as shall be named in the applicable Terms Agreement), certified independent public accountants for the Company and the Bank, shall have furnished to the Underwriters a letter or letters, dated respectively as of the date of the applicable Terms Agreement and as of the Closing Date confirming that they are certified independent public accountants within the meaning of the 1933 Act and the Exchange Act, and the respective applicable published rules and regulations thereunder and substantially in the form heretofore agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters.

               (h) Subsequent to the date of the Terms Agreement relating to such Certificates neither (i) the United States shall have become engaged in the outbreak or escalation of hostilities involving the United States or there has been a declaration by the United States of a national emergency or a declaration of war, (ii) a bank-ing moratorium shall have been declared by either Federal or New York State authorities, nor (iii) trading in any securities of the Company, the Bank or the BankBoston Corporation shall have been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Sock Exchange shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices shall have been required, by such exchange or by order of the Commission or by any other governmental authority.

               (i) The Underwriters shall receive evidence satisfactory to them that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of Delaware, reflecting the interest of the Trustee in the Receivables and the proceeds thereof.

               (j) The Underwriters shall have received evidence satisfactory to them that the Certificates shall be rated in accordance with the applicable Terms Agreements by the Rating Agency and there shall not have occurred a down-grading in the rating assigned to the Certificates or any other securities issued by the Company or the Bank by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organiza-tion shall have publicly announced that it has under surveillance or review its rating of the Certificates or any of such other securities.

               If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time on or prior to the applicable Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 7, 8 and 9 shall remain in effect.

               Section 7. Indemnification. (a) The Company and the Bank agree to jointly and severally indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Sec-tion 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                    (i)  against any and all loss, liability,
               claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in any Regis-tration Statement as originally filed (or any amend-ment thereto), and all documents incorporated there-in by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or any preliminary prospectus supplement, or the Final Prospectus (or any amendment of supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the state-ments therein, in the light of the circumstances under which they were made, not misleading;

                    (ii)  against any and all loss, liability,
               claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in set-tlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company or the Bank; and

                    (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disburse-ments of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threat-ened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or
               (ii) above;

          provided, however, that (i) this indemnity agreement does not apply to any loss, liability, claim, damage or ex-pense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Bank by any Underwriter through you expressly for use in any Registration State-ment as originally filed (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement, or the Final Prospectus (or any amendment or supplement thereto) and (ii) such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or any person controlling any of the Underwriters) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as supplemented) at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission of a mate-rial fact contained in such Preliminary Prospectus was corrected in the Final Prospectus (or the Final Prospec-tus as supplemented). This indemnity agreement will be in addition to any liability which the Company and Bank may otherwise have.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Company and the Bank, their respec-tive directors, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of
          Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement as originally filed (or any amend-ment thereto) or any preliminary prospectus, or any preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Bank by such Underwriter through you expressly for use in any Registration Statement as origi-nally filed (or any amendment thereto) or any preliminary prospectus, or any preliminary prospectus supplement or the Final Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have had.

               (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result there-of and in any event shall not relieve it from any liabil-ity which it may have otherwise than on account of this indemnity agreement. An indemnifying party may partici-pate at its own expense in the defense of any such ac-tion; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemni-fied party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or but similar or related actions in the same jurisdic-tion arising out of the same general allegations or circumstances.

               Section 8. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 7 is for any reason held to be unenforceable by the indemnified par-ties although applicable in accordance with its terms, the Company and the Bank on the one hand and the Under-writers on the other shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Bank on the one hand and one or more of the Underwriters on the other, as incurred, in such proportions that (a) the Underwriters are responsi-ble for that portion represented by the percentage that results from dividing the underwriting discount by the net proceeds of the offering (before deducting expenses) received by the Company and (b) the Company and the Bank are responsible for the balance; provided, however, that
          (i) in no case shall any Underwriter be liable or respon-sible for any amount in excess of the underwriting dis-count applicable to the Certificates purchased by such Underwriter hereunder and under the applicable Terms Agreement and (ii) no person guilty of fraudulent misrep-resentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresen-tation. The Company, the Bank and the Underwriters each agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Bank, respectively.

               Section 9. Representations, Warranties and Agree-ments to Survive Delivery. The representations, warran-ties, indemnities, agreements and other statements of the Company, the Bank, the Underwriters and their respective officers set forth in or made pursuant to this Agreement and any Terms Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Bank or any Underwriter or controlling person and shall survive delivery of any payment for the Certificates. The provi-sions of Sections 4, 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

               Section 10. Default by One or More of the Under-writers. If one or more of the Underwriters participat-ing in an offering of Certificates shall fail at the applicable Closing Date to purchase the Certificates which it or they are obligated to purchase hereunder and under the applicable Terms Agreement (the "Default Secu-rities"), you shall have the right, within 36 hours thereafter, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if however, you have not completed such arrangements within such 36-hour period, then:

                    (a) if the number of Defaulted Securities does not exceed 10% of the number of Certificates to be purchased pursuant to such Terms Agreement, the nondefaulting Underwriters named in such Terms Agreement shall be obligated to purchase the full amount thereof in the proportions that their respec-tive underwriting obligations bear to the underwrit-ing obligations of all nondefaulting Underwriters, or

                    (b) if the number of Defaulted Securities
               exceeds 10% of the Certificates to be purchased pursuant to such Terms Agreement, the applicable Terms Agreement shall terminate without liability on the part of any nondefaulting Underwriter.

               No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default under this Agreement and the applicable Terms Agreement.

               In the event of any such default that does not result in the termination of the applicable Terms Agree-ment, either you or the Company shall have the right to postpone the applicable Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

               Section 11. Notices. All notices and other commu-nications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to you at World Financial Center, North Tower, New York, NY 10281, or in respect of any Terms Agreement, to such other person and place as may be specified therein; notices to the Company shall be di-rected to it at Credit Card Receivables Funding Corpora-tion, 157 Main Street, Nashua, New Hampshire 03060, attention of ________________; and notices to the Bank shall be directed to [BankBoston (NH), National Associa-tion, 157 Main Street, Nashua, New Hampshire 03060, attention of ____________________.]

               Section 12. Parties. This Agreement herein set forth and any Terms Agreement is made solely for the benefit of any Underwriter which becomes a party to a Terms Agreement, the Company, the Bank and, to the extent expressed, any person controlling the Company, the Bank or any such Underwriter, and the directors of the Compa-ny, its officers who have signed the Registration State-ment, and their respective executors, administrators, successors and assigns and, subject to the provisions of
          Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any Underwriter of the Certifi-cates. All of the obligations of any Underwriters here-under and under any Terms Agreement are several and not joint.

               Section 13. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PROVISIONS THEREOF. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

               Section 14. Counterparts. This Agreement may be executed in one or more counterparts and when a counter-part has been executed by each party, all such counter-parts taken together shall constitute one and the same agreement.

               If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Under-writer in accordance with its terms.

                                   Very truly yours,

                                   CREDIT CARD RECEIVABLES FUNDING
                                     CORPORATION

                                   By:________________________
                                      Name:
                                      Title:

                                   BANKBOSTON (NH), NATIONAL
                                     ASSOCIATION

                                   By:________________________
                                      Name:
                                      Title:

          Confirmed and accepted as of
           the date first above written:

          MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED

          By: ________________________________
              Name:
              Title:


                                                             Exhibit A

                       BANKBOSTON CREDIT CARD MASTER TRUST

                              [Title of Securities]

                                 TERMS AGREEMENT

                                                  Dated:         , 199_

          To:  Credit Card Receivables Funding Corporation
               157 Main Street
               Nashua, New Hampshire 03060

               BankBoston (NH), National Association
               157 Main Street
               Nashua, New Hampshire 03060

          Re:  Underwriting Agreement dated

          Ladies and Gentlemen:

               We (the "Representative[s]") understand that Credit Card Receivable Funding Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $______ of Certificates to be issued by BankBoston Credit Card Master Trust. This Agreement is the Terms Agreement referred to in the underwriting agreement dated___________, 199_ (the "Underwriting Agreement"). Subject to the terms and condi-tions set forth herein or incorporated by reference herein, the Underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective Certifi-cates.

          Underwriters:

               The Underwriters named on Schedule I attached hereto are the "Underwriters" for the purpose of this Agreement and for the purposes of the above referenced Underwriting Agree-ment as such Underwriting Agreement is incorporated herein and made a part hereof.

          Terms of the Certificates:

                      Initial In-    Interest Rate
           Class      vested Amount  or Formula      Price to Public (1)

           Class _    $___________       ____%       _________%

           Class _    $ __________       ____%       _________%

          (1)  Plus accrued interest at the applicable rate from
               ____________.

          Distribution Dates: the __th calendar day of each Month, commencing _______, ____.

          Certificate Ratings:
          Class _:  ___ by Standard & Poor's
                    ___ by Moody's

          Class _:  _ by Standard & Poor's
                    _ by Moody's

          Credit Enhancement Provider:

          Trustee:  The Bank of New York

          Pooling and Servicing Agreement: Dated __________, ____, among Credit Card Receivables Funding Corporation, as Trans-feror, BankBoston (NH), National Association,as Servicer, and [_________], as Trustee, on behalf of the Certificate-holders of Bank Boston Credit Card Master Trust

          Supplement: Series ______ Supplement, dated ______, ____, among Credit Card Receivables Financing Corporation, as Transferor, BankBoston (NH), National Association, as Servicer, and [________], as Trustee, on behalf of the Series _______ Certificateholders

          Purchase Price:

                    The purchase price payable by the Underwriters for the Certificates covered by this Agreement will be the following percentage of the principal amounts to be issued:

                    Per Class A Certificate: __________%

                    Per Class B Certificate: __________%

          Registration Statement:  Registration No. 333-29495

          Underwriting Commissions, Concessions and Discounts:

                    The Underwriters' discounts and commissions, the concessions that the Underwriters may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the principal amount of the Class _ and Class _ Certificates, shall be as follows:

                        Underwriting
                          Discounts           Selling
             Class     and Concessions      Concessions       Reallowance

            Class _        _____%             _____%            _____%

            Class _        _____%             _____%            _____%

          Closing Date:  ______, ____, 10:00 a.m., New York Time

          Location of Closing: Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022

          Payment for the Certificates: Wire transfer of same day funds

          Blue Sky Fees:  Up to $


          Opinion Modifications:

          Other securities being offered concurrently:     .

          Currency:

          Redemption provisions:

          Listing requirement:     [None] [NYSE] [BSE] [Luxembourg]

          Reimbursement of expenses:

          Other terms and conditions:


               THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

               If the foregoing is in accordance with your understand-ing of the agreement among the Underwriters and the Company, please sign and return to the undersigned a counterpart hereof, whereupon this instrument, along with all counter-parts and together with the Underwriting Agreement, shall be a binding agreement among the Underwriters named herein, the Bank and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                        Very truly yours,

                                        [Representatives[s]]

                                        By: ________________

                                        Acting on behalf of themselves
                                        and the other named Underwrit-
                                        ers

          Confirmed and accepted as of
          the date first above written:

          CREDIT CARD RECEIVABLES FUNDING CORPORATION

          By: ______________________
              Name and Title:

          BANKBOSTON (NH), NATIONAL ASSOCIATION

          By: ______________________
              Name and Title:



                                   SCHEDULE I

                                  UNDERWRITERS

          $___________ Principal Amount of Class _ ____% Asset Backed Certificates, Series ______

          Underwriters                            Principal Amount

                                                     _____________
               Total                                 $

          $__________ Principal Amount of Class _ ____% Asset Backed Certificates, Series ______

          Underwriters                            Principal Amount

          _____________________                      $__________